SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


               TEMPLETON EMERGING MARKETS APPRECIATION FUND, INC.
             ------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transactions applies:

(2)  Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing party:

(4)  Date filed:


PAGE



[FRANKLIN TEMPLETON LOGO]


              TEMPLETON EMERGING MARKETS APPRECIATION FUND, INC.

                       IMPORTANT SHAREHOLDER INFORMATION


These materials are for the Annual Meeting of shareholders scheduled for Thursday, August 30, 2001 at 12:00 Noon Eastern time. They discuss the Proposals to be voted on at the meeting, and contain your proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how you wish to vote on important issues relating to your Fund. If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, we'll vote it in accordance with the Directors' recommendations on page 1 of the proxy statement.


WE URGE YOU TO SPEND A FEW MINUTES REVIEWING THE PROPOSALS IN THE PROXY STATEMENT. THEN, FILL OUT THE PROXY CARD AND RETURN IT TO US SO THAT WE KNOW HOW YOU WOULD LIKE TO VOTE. WHEN SHAREHOLDERS RETURN THEIR PROXIES PROMPTLY, THE FUND MAY BE ABLE TO SAVE MONEY BY NOT HAVING TO CONDUCT ADDITIONAL MAILINGS.


WE WELCOME YOUR COMMENTS. IF YOU HAVE ANY QUESTIONS, CALL FUND INFORMATION AT 1-800/DIAL BEN(R) (1-800-342-5236).



-------------------------------------------------------------------------------
                         TELEPHONE AND INTERNET VOTING

  FOR YOUR CONVENIENCE, YOU MAY BE ABLE TO VOTE BY TELEPHONE OR THROUGH THE INTERNET, 24 HOURS A DAY. IF YOUR ACCOUNT IS ELIGIBLE, A CONTROL NUMBER AND SEPARATE INSTRUCTIONS ARE ENCLOSED.
-------------------------------------------------------------------------------

PAGE


[FRANKLIN TEMPLETON LOGO]


               TEMPLETON EMERGING MARKETS APPRECIATION FUND, INC.

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS


The Annual Meeting ("Meeting") of shareholders of Templeton Emerging Markets Appreciation Fund, Inc. (the "Fund") will be held at the Fund's offices, 500 East Broward Boulevard, 12th Floor, Ft. Lauderdale, Florida 33394-3091 on Thursday, August 30, 2001 at 12:00 Noon Eastern time.


During the Meeting, shareholders of the Fund will vote on two proposals:


1. The election of four Directors of the Fund to hold office for the terms specified; and


2. The approval or rejection of a shareholder proposal, if properly presented at the Meeting, requesting that the Board of Directors take action to ensure that the Fund's shares trade at less than a 5% discount to net asset value.



                                        By order of the Board of Directors,



                                        Barbara J. Green
                                        Secretary


July 17, 2001


-------------------------------------------------------------------------------
  MANY SHAREHOLDERS HOLD SHARES IN MORE THAN ONE TEMPLETON FUND AND WILL
  RECEIVE PROXY MATERIAL FOR EACH FUND OWNED. PLEASE SIGN AND PROMPTLY RETURN EACH PROXY CARD IN THE SELF-ADDRESSED ENVELOPE REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
--------------------------------------------------------------------------------

PAGE



               TEMPLETON EMERGING MARKETS APPRECIATION FUND, INC.

                                PROXY STATEMENT


- INFORMATION ABOUT VOTING


     WHO IS ELIGIBLE TO VOTE?


   Shareholders of record at the close of business on Thursday, June 7, 2001 are entitled to be present and to vote at the Meeting or any adjourned Meeting. Each share of record is entitled to one vote on each matter presented at the Meeting. The Notice of Meeting, the proxy card, and the proxy statement were first mailed to shareholders of record on or about July 17, 2001.


     ON WHAT ISSUES AM I BEING ASKED TO VOTE?


     You are being asked to vote on two proposals:


   1. The election of four nominees to the position of Director; and


   2. The approval or rejection of a shareholder proposal, if properly presented at the meeting, requesting that the Board of Directors take action to ensure that the Fund's shares trade at less than a 5% discount to net asset value.


     HOW DO THE FUND'S DIRECTORS RECOMMEND THAT I VOTE?


     The Directors unanimously recommend that you vote:


   1. FOR the election of the four nominees;


   2. AGAINST the shareholder proposal requesting that the Board of Directors take action to ensure that the Fund's shares trade at less than a 5% discount to net asset value.


     HOW DO I ENSURE THAT MY VOTE IS ACCURATELY RECORDED?


   You may attend the Meeting and vote in person or you may complete and return the enclosed proxy card. If you are eligible to vote by telephone or through the internet, a control number and separate instructions are enclosed.


   Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you specify a vote for Proposals 1 and 2, your proxy will be voted as


                                       1
PAGE

   you indicated. If you simply sign and date the proxy card, but don't specify a vote for Proposals 1 and 2, your shares will be voted IN FAVOR of the nominees for Director (Proposal 1) and AGAINST the shareholder proposal requesting that the Board of Directors take action to ensure that the Fund's shares trade at less than a 5% discount to net asset value. (Proposal 2).

     MAY I REVOKE MY PROXY?


   You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy to the Fund that is received at or prior to the Meeting, or by attending the Meeting and voting in person.


- THE PROPOSALS

   PROPOSAL 1: ELECTION OF DIRECTORS

   HOW ARE NOMINEES SELECTED?


   The Board of Directors of the Fund (the "Board") has a Nominating and Compensation Committee (the "Committee") consisting of Andrew H. Hines, Jr., Edith E. Holiday and Gordon S. Macklin, all of whom are independent directors. The Committee is responsible for the selection and nomination for appointment of candidates to serve as Directors of the Fund. The Committee will review shareholders' nominations to fill vacancies on the Board, if these nominations are submitted in writing and addressed to the Committee at the Fund's offices. However, the Committee expects to be able to identify from its own resources an ample number of qualified candidates.


     WHO ARE THE NOMINEES AND DIRECTORS?


   The Board is divided into three classes, each class having a term of three years. Each year the term of office of one class expires. This year, the terms of four Directors expire. Harris J. Ashton, Nicholas F. Brady, Frank
   J. Crothers and S. Joseph Fortunato have been nominated for three-year terms, set to expire at the 2004 Annual Meeting of shareholders. These terms continue, however, until successors are duly elected and qualified. All of the nominees are currently members of the Board. In addition, all of the current nominees and Directors are also directors or trustees of other Franklin(R) funds and/or Templeton(R) funds (collectively, the "Franklin Templeton funds").


   Certain Directors of the Fund hold director and/or officer positions with Franklin Resources, Inc. ("Resources") and its affiliates. Resources is a publicly owned holding


                                       2
PAGE

   company, the principal shareholders of which are Charles B. Johnson and Rupert H. Johnson, Jr., who own approximately 18% and 15%, respectively, of its outstanding shares. Resources, a global investment organization operating as Franklin Templeton Investments, is primarily engaged, through various subsidiaries, in providing investment management, share distribution, transfer agent and administrative services to a family of investment companies. Resources is a New York Stock Exchange, Inc. ("NYSE") listed holding company (NYSE: BEN). Charles E. Johnson, Vice President of the Fund, is the son and nephew, respectively, of brothers Charles B. Johnson, the Chairman of the Board and Vice President of the Fund, and Rupert H. Johnson, Jr., Director and Vice President of the Fund.


   Each nominee is currently available and has consented to serve if elected. If any of the nominees should become unavailable, the persons named in the proxy card will vote in their discretion for another person or persons who may be nominated as Directors.


   Listed below, for each nominee and Director, is a brief description of recent professional experience, and ownership of shares of the Fund and shares of the Franklin Templeton funds.




                                                                                           SHARES
                                                                     FUND SHARES         BENEFICIALLY
                                                                     BENEFICIALLY         OWNED IN
                                                                         OWNED             FRANKLIN
                                                                     AND % OF TOTAL       TEMPLETON
                                                                      OUTSTANDING      FUNDS (INCLUDING
NAME, PRINCIPAL OCCUPATION                                           SHARES AS OF     THE FUND) AS OF
DURING PAST FIVE YEARS AND AGE                                      JUNE 30, 2001       JUNE 30, 2001
-------------------------------------------------------------------------------------------------------------
   NOMINEES TO SERVE UNTIL 2004 ANNUAL MEETING OF SHAREHOLDERS:

   HARRIS J. ASHTON                                                           500**             509,584
   DIRECTOR SINCE 1994

   Director, RBC Holdings, Inc. (bank holding company) and
   Bar-S Foods (meat packing company); director or trustee, as the case may be, of 48 of the investment companies in Franklin
   Templeton Investments; and FORMERLY, President, Chief
   Executive Officer and Chairman of the Board, General Host
   Corporation (nursery and craft centers) (until 1998). Age 69.

                                       3
PAGE



                                                                                           SHARES
                                                                     FUND SHARES         BENEFICIALLY
                                                                     BENEFICIALLY         OWNED IN
                                                                         OWNED             FRANKLIN
                                                                     AND % OF TOTAL       TEMPLETON
                                                                      OUTSTANDING      FUNDS (INCLUDING
NAME, PRINCIPAL OCCUPATION                                           SHARES AS OF     THE FUND) AS OF
DURING PAST FIVE YEARS AND AGE                                      JUNE 30, 2001       JUNE 30, 2001
-------------------------------------------------------------------------------------------------------------
   NICHOLAS F. BRADY*                                                       1,000**            15,186
   DIRECTOR SINCE 1994

   Chairman, Templeton Emerging Markets Investment Trust
   PLC, Templeton Latin America Investment Trust PLC, Darby
   Overseas Investments, Ltd. and Darby Emerging Markets
   Investments LDC (investment firms) (1994-present); Director,
   Templeton Capital Advisors Ltd., Templeton Global Strategy
   Funds, Amerada Hess Corporation (exploration and refining of oil and gas), C2, Inc. (operating and investment business), and H.J. Heinz Company (processed foods and allied products);
   director or trustee, as the case may be, of 18 of the investment companies in Franklin Templeton Investments; and FORMERLY,
   Secretary of the United States Department of the Treasury
   (1988-1993), Chairman of the Board, Dillon, Read & Co., Inc.
   (investment banking) (until 1988) and U.S. Senator, New Jersey
   (April 1982-December 1982). Age 71.


   FRANK J. CROTHERS                                                            0              14,120
   DIRECTOR SINCE 1997

   Chairman, Caribbean Electric Utility Services Corporation and
   Atlantic Equipment & Power Ltd.; Vice Chairman, Caribbean
   Utilities Co., Ltd.; President, Provo Power Corporation;
   director of various other business and non-profit organizations;
   and director or trustee, as the case may be, of 14 of the investment companies in Franklin Templeton Investments.
   Age 56.


   S. JOSEPH FORTUNATO                                                        100**           790,259
   DIRECTOR SINCE 1994

   Member of the law firm of Pitney, Hardin, Kipp & Szuch; and director or trustee, as the case may be, of 49 of the investment companies in Franklin Templeton Investments. Age 68.

                                       4
PAGE


                                                                                           SHARES
                                                                     FUND SHARES         BENEFICIALLY
                                                                     BENEFICIALLY         OWNED IN
                                                                         OWNED             FRANKLIN
                                                                     AND % OF TOTAL       TEMPLETON
                                                                      OUTSTANDING      FUNDS (INCLUDING
NAME, PRINCIPAL OCCUPATION                                           SHARES AS OF     THE FUND) AS OF
DURING PAST FIVE YEARS AND AGE                                      JUNE 30, 2001       JUNE 30, 2001
-------------------------------------------------------------------------------------------------------------
   DIRECTORS SERVING UNTIL 2003 ANNUAL MEETING OF SHAREHOLDERS:

   MARTIN L. FLANAGAN*                                                            0                 13,051
   DIRECTOR AND VICE PRESIDENT SINCE 1994

   President, Member--Office of the President, Chief Financial
   Officer and Chief Operating Officer, Franklin Resources, Inc.;
   Chairman, Franklin Templeton Services, LLC; Executive Vice
   President, Franklin Templeton Investor Services, LLC;
   President and Chief Financial Officer, Franklin Mutual
   Advisers, LLC; Executive Vice President, Chief Financial
   Officer and Director, Templeton Worldwide, Inc.; Executive
   Vice President and Chief Operating Officer, Templeton
   Investment Counsel, LLC; Executive Vice President, Franklin
   Advisers, Inc. and Franklin Investment Advisory Services, Inc.;
   Chief Financial Officer, Franklin Advisory Services, LLC;
   officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 51 of the investment companies in Franklin Templeton Investments. Age 40.


   ANDREW H. HINES, JR.                                                       1,000**               66,658
   DIRECTOR SINCE 1994

   Consultant, Triangle Consulting Group; Executive-in-Residence,
   Eckerd College (1991-present); director or trustee, as the case may be, of 19 of the investment companies in Franklin
   Templeton Investments; and FORMERLY, Chairman and Director,
   Precise Power Corporation (1990-1997), Director, Checkers
   Drive-In Restaurant, Inc. (1994-1997), and Chairman of the
   Board and Chief Executive Officer, Florida Progress
   Corporation (holding company in the energy area) (1982-1990);
   and director of various of its subsidiaries. Age 78.

                                       5
PAGE


                                                                                           SHARES
                                                                     FUND SHARES         BENEFICIALLY
                                                                     BENEFICIALLY         OWNED IN
                                                                         OWNED             FRANKLIN
                                                                     AND % OF TOTAL       TEMPLETON
                                                                      OUTSTANDING      FUNDS (INCLUDING
NAME, PRINCIPAL OCCUPATION                                           SHARES AS OF     THE FUND) AS OF
DURING PAST FIVE YEARS AND AGE                                      JUNE 30, 2001       JUNE 30, 2001
-------------------------------------------------------------------------------------------------------------
   EDITH E. HOLIDAY                                                             100**             41,268
   DIRECTOR SINCE 1996

   Director, Amerada Hess Corporation (exploration and refining of oil and gas) (1993-present), Hercules Incorporated
   (chemicals, fibers and resins) (1993-present), Beverly
   Enterprises, Inc. (health care) (1995-present), H.J. Heinz
   Company (processed foods and allied products) (1994-present) and RTI International Metals, Inc. (manufacture and distribution of titanium) (1999-present); director or trustee, as the case may be, of 28 of the investment companies in Franklin
   Templeton Investments; and FORMERLY, Assistant to the
   President of the United States and Secretary of the Cabinet
   (1990-1993), General Counsel to the United States Treasury
   Department (1989-1990), and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison--
   United States Treasury Department (1988-1989). Age 49.


   CHARLES B. JOHNSON*                                                        1,000**          1,919,988
   CHAIRMAN SINCE 1995 AND VICE PRESIDENT SINCE 1994

   Chairman of the Board, Chief Executive Officer, Member--
   Office of the Chairman and Director, Franklin Resources, Inc.;
   Vice President, Franklin Templeton Distributors, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 48 of the investment companies in Franklin Templeton Investments.
   Age 68.


   CONSTANTINE D. TSERETOPOULOS                                                   0               77,372
   DIRECTOR SINCE 1998

   Physician, Lyford Cay Hospital (1987-present); director of various nonprofit organizations; director or trustee, as the case may be, of 15 of the investment companies in Franklin
   Templeton Investments; and FORMERLY, Cardiology Fellow,
   University of Maryland (1985-1987) and Internal Medicine
   Resident, Greater Baltimore Medical Center (1982-1985).
   Age 47.

                                       6
PAGE


                                                                                           SHARES
                                                                     FUND SHARES         BENEFICIALLY
                                                                     BENEFICIALLY         OWNED IN
                                                                         OWNED             FRANKLIN
                                                                     AND % OF TOTAL       TEMPLETON
                                                                      OUTSTANDING      FUNDS (INCLUDING
NAME, PRINCIPAL OCCUPATION                                           SHARES AS OF     THE FUND) AS OF
DURING PAST FIVE YEARS AND AGE                                      JUNE 30, 2001       JUNE 30, 2001
-------------------------------------------------------------------------------------------------------------
   DIRECTORS SERVING UNTIL 2002 ANNUAL MEETING OF SHAREHOLDERS:

   RUPERT H. JOHNSON, JR.*                                                       0          20,795,580
   DIRECTOR SINCE 1994 AND VICE PRESIDENT SINCE 1996

   Vice Chairman, Member--Office of the Chairman and Director,
   Franklin Resources, Inc.; Vice President and Director, Franklin
   Templeton Distributors, Inc.; Director, Franklin Advisers, Inc.
   and Franklin Investment Advisory Services, Inc.; Senior Vice
   President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 51 of the investment companies in Franklin Templeton Investments.
   Age 60.


   BETTY P. KRAHMER                                                          1,000**           148,831
   DIRECTOR SINCE 1994

   Director or trustee of various civic associations; director or trustee, as the case may be, of 18 of the investment companies in Franklin Templeton Investments; and FORMERLY, Economic
   Analyst, U.S. government. Age 71.

   GORDON S. MACKLIN                                                         2,000**           325,152
   DIRECTOR SINCE 1994

   Deputy Chairman, White Mountains Insurance Group, Ltd.
   (holding company); Director, Martek Biosciences Corporation,
   WorldCom, Inc. (communications services), MedImmune, Inc.
   (biotechnology), Overstock.com (internet services), and
   Spacehab, Inc. (aerospace services); director or trustee, as the case may be, of 48 of the investment companies in Franklin
   Templeton Investments; and FORMERLY, Chairman, White River
   Corporation (financial services) (until 1998) and Hambrecht &
   Quist Group (investment banking) (until 1992), and President,
   National Association of Securities Dealers, Inc. (until 1987).
   Age 73.

                                       7
PAGE


                                                                                           SHARES
                                                                     FUND SHARES         BENEFICIALLY
                                                                     BENEFICIALLY         OWNED IN
                                                                         OWNED             FRANKLIN
                                                                     AND % OF TOTAL       TEMPLETON
                                                                      OUTSTANDING      FUNDS (INCLUDING
NAME, PRINCIPAL OCCUPATION                                           SHARES AS OF     THE FUND) AS OF
DURING PAST FIVE YEARS AND AGE                                      JUNE 30, 2001       JUNE 30, 2001
-------------------------------------------------------------------------------------------------------------
   FRED R. MILLSAPS                                                               0           1,024,729
   DIRECTOR SINCE 1994

   Manager of personal investments (1978-present); director of various business and nonprofit organizations; director or trustee, as the case may be, of 19 of the investment companies in Franklin Templeton Investments; and FORMERLY, Chairman and Chief Executive Officer, Landmark Banking Corporation
   (1969-1978), Financial Vice President, Florida Power and Light
   (1965-1969), and Vice President, Federal Reserve Bank of
   Atlanta (1958-1965). Age 72.

     ------------------------

* Nicholas F. Brady, Martin L. Flanagan, Charles B. Johnson, and Rupert H. Johnson, Jr. are "interested persons" as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act limits the percentage of interested persons that can comprise a fund's board of directors. Mr. Charles B. Johnson and Mr. Rupert H. Johnson, Jr. are interested persons due to their ownership interest in Resources, their employment affiliation with Resources and their positions with the Fund. Mr. Flanagan is an interested person due to his employment affiliation with Resources and his position with the Fund. Mr. Brady's status as an interested person results from his business affiliations with Resources and Templeton Global Advisors Limited. Mr. Brady and Resources are both limited partners of Darby Overseas Partners, L.P. ("Darby Overseas"). Mr. Brady is Chairman and shareholder of Darby Overseas Investments, Ltd., which is the corporate general partner of Darby Overseas. In addition, Darby Overseas and Templeton Global Advisors Limited are limited partners of Darby Emerging Markets Fund, L.P. ("DEMF"). Mr. Brady serves as Chairman of the corporate general partner of DEMF, and Darby Overseas and its general partner own 100% of the stock of the general partner of DEMF. Mr. Brady is also a director of Templeton Capital Advisors Ltd. ("TCAL"), which serves as investment manager to certain unregistered funds. TCAL and Templeton Global Advisors Limited are both indirect subsidiaries of Resources. The remaining nominees and Directors of the Fund are not interested persons of the Fund (the "Independent Directors").

** Less than 1%.


     HOW OFTEN DO THE DIRECTORS MEET AND WHAT ARE THEY PAID?


   The role of the Directors is to provide general oversight of the Fund's business, and to ensure that the Fund is operated for the benefit of shareholders. The Directors anticipate meeting at least five times during the current fiscal year to review the operations of the Fund and the Fund's investment performance. The Directors also oversee the services furnished to the Fund by Templeton Asset Management Ltd.-Hong Kong branch, the Fund's investment manager (the "Investment Manager"), and various other service providers. The Fund currently pays the Independent Directors and Mr. Brady a fee of $100 per Board meeting attended. Directors serving on the Audit Committee of the Fund and other investment companies in Franklin Templeton Investments receive a flat fee of $2,000 per Audit Committee meeting attended, a portion of which is allocated to the Fund. Members


                                       8
PAGE

   of a committee are not compensated for any committee meeting held on the day of a Board meeting.


   During the fiscal year ended March 31, 2001, there were five meetings of the Board, three meetings of the Audit Committee and five meetings of the Nominating and Compensation Committee. Each of the Directors then in office attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the Director served.


   Certain Directors and Officers of the Fund are shareholders of Resources and may receive indirect remuneration due to their participation in management fees and other fees received from Franklin Templeton funds by the Investment Manager and its affiliates. The Investment Manager or its affiliates pay the salaries and expenses of the Officers. No pension or retirement benefits are accrued as part of Fund expenses.



                                         AGGREGATE         NUMBER OF BOARDS WITHIN
                                       COMPENSATION       FRANKLIN TEMPLETON FUNDS        TOTAL COMPENSATION FROM
         NAME OF DIRECTOR             FROM THE FUND*     ON WHICH DIRECTOR SERVES**       FRANKLIN TEMPLETON FUNDS***
----------------------------------   ----------------   ----------------------------    -------------------------------
    Harris J. Ashton                       $500                     48                            $359,404
    Nicholas F. Brady                       400                     18                             128,400
    Frank J. Crothers                       504                     14                              82,000
    S. Joseph Fortunato                     500                     49                             359,629
    Andrew H. Hines, Jr.                    508                     19                             199,100
    Edith E. Holiday                        500                     28                             248,305
    Betty P. Krahmer                        500                     18                             136,000
    Gordon S. Macklin                       500                     48                             359,504
    Fred R. Millsaps                        506                     19                             199,100
    Constantine D. Tseretopoulos            504                     15                              84,000

------------------------

* Compensation received for the fiscal year ended March 31, 2001.

** We base the number of boards on the number of registered investment companies in Franklin Templeton Investments. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. Franklin Templeton Investments currently includes 52 registered investment companies, with approximately 156 U.S. based funds or series.

*** For the calendar year ended December 31, 2000.


   The table above indicates the total fees paid to Directors by the Fund individually and by all of the Franklin Templeton funds. These Directors also serve as directors or trustees of other investment companies in Franklin Templeton Investments, many of which hold meetings at different dates and times. The Directors and the Fund's management believe that having the same individuals serving on the boards of many of the Franklin Templeton funds enhances the ability of each fund to obtain, at a relatively modest cost to each separate fund, the services of high caliber, experienced and knowledgeable Independent Directors who can more effectively oversee the management of the funds.


                                       9
PAGE

   Board members historically have followed a policy of having substantial investments in one or more of the Franklin Templeton funds, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual fees paid to such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, were valued as of such date with subsequent investments valued at cost.


     WHO ARE THE EXECUTIVE OFFICERS OF THE FUND?


   Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board. Listed below, for each Executive Officer, is a brief description of recent professional experience:



       NAME AND OFFICES                             PRINCIPAL OCCUPATION
        WITH THE FUND                          DURING PAST FIVE YEARS AND AGE
-----------------------------   ------------------------------------------------------------
  CHARLES B. JOHNSON            See "Directors serving until 2003 Annual Meeting of
  CHAIRMAN SINCE 1995 AND       shareholders."
  VICE PRESIDENT SINCE 1994


  MARK MOBIUS                   Portfolio Manager of various Templeton advisory affiliates;
  PRESIDENT SINCE 1994          Managing Director, Templeton Asset Management Ltd.;
                                Executive Vice President and Director, Templeton Global
                                Advisors Limited; officer of eight of the investment
                                companies in Franklin Templeton Investments; officer and/or director as the case may be of some of the subsidiaries of
                                Franklin Resources, Inc.; and FORMERLY, President,
                                International Investment Trust Company Limited (investment manager of Taiwan R.O.C. Fund) (1986-1987) and Director,
                                Vickers da Costa, Hong Kong (1983-1986). Age 64.


  RUPERT H. JOHNSON, JR.        See "Directors serving until 2002 Annual Meeting of
  DIRECTOR SINCE 1994 AND       shareholders."
  VICE PRESIDENT SINCE 1996

                                       10
PAGE


           NAME AND OFFICES                                   PRINCIPAL OCCUPATION
            WITH THE FUND                                DURING PAST FIVE YEARS AND AGE
-------------------------------------   ----------------------------------------------------------------
  HARMON E. BURNS                       Vice Chairman, Member--Office of the Chairman and
  VICE PRESIDENT SINCE 1996             Director, Franklin Resources, Inc.; Vice President and
                                        Director, Franklin Templeton Distributors, Inc.; Executive
                                        Vice President, Franklin Advisers, Inc.; Director, Franklin
                                        Investment Advisory Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other
                                        subsidiaries of Franklin Resources, Inc. and of 51 of the
                                        investment companies in Franklin Templeton Investments.
                                        Age 56.


  CHARLES E. JOHNSON                    President, Member--Office of the President and Director,
  VICE PRESIDENT SINCE 1996             Franklin Resources, Inc.; Senior Vice President, Franklin
                                        Templeton Distributors, Inc.; President and Director,
                                        Templeton Worldwide, Inc. and Franklin Advisers, Inc.;
                                        Chairman of the Board and President, Franklin Investment
                                        Advisory Services, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 33 of the investment companies in Franklin Templeton Investments.
                                        Age 44.


  MARTIN L. FLANAGAN                    See "Directors serving until 2003 Annual Meeting of
  DIRECTOR AND VICE PRESIDENT           shareholders."
  SINCE 1994


  JEFFREY A. EVERETT                    President and Director, Templeton Global Advisors Limited;
  VICE PRESIDENT SINCE JANUARY 2001     and officer of some of the investment companies in Franklin
                                        Templeton Investments; FORMERLY, Investment Officer, First
                                        Pennsylvania Investment Research (until 1989). Age 37.


  SAMUEL J. FORESTER, JR.               Managing Director, Templeton Worldwide, Inc.; Vice
  VICE PRESIDENT SINCE 1994             President and Director, Templeton Global Income Portfolio
                                        Ltd.; Director, Closed Joint-Stock Company Templeton and
                                        Templeton Trust Services Pvt. Ltd.; officer of 9 of the
                                        investment companies in Franklin Templeton Investments;
                                        and FORMERLY, President, Templeton Global Bond Managers, a
                                        division of Templeton Investment Counsel, LLC, Founder
                                        and Partner, Forester, Hairston Investment Management, Inc.
                                        (1989-1990), Managing Director (Mid-East Region), Merrill
                                        Lynch, Pierce, Fenner & Smith Inc. (1987-1988), and Advisor
                                        for Saudi Arabian Monetary Agency (1982-1987). Age 52.


  JOHN R. KAY                           Vice President, Templeton Worldwide, Inc.; Assistant Vice
  VICE PRESIDENT SINCE 1994             President, Franklin Templeton Distributors, Inc.; Senior Vice
                                        President, Franklin Templeton Services, LLC; officer of 23 of the investment companies in Franklin Templeton Investments;
                                        and FORMERLY, Vice President and Controller, Keystone
                                        Group, Inc. Age 60.

                                       11
PAGE


        NAME AND OFFICES                                PRINCIPAL OCCUPATION
         WITH THE FUND                             DURING PAST FIVE YEARS AND AGE
-------------------------------   ----------------------------------------------------------------
  MURRAY L. SIMPSON               Executive Vice President and General Counsel, Franklin
  VICE PRESIDENT AND ASSISTANT    Resources, Inc.; officer and/or director of some of the
  SECRETARY SINCE 2000            subsidiaries of Franklin Resources, Inc.; officer of 52 of the investment companies in Franklin Templeton Investments;
                                  and FORMERLY, Chief Executive Officer and Managing Director,
                                  Templeton Franklin Investment Services (Asia) Limited (until
                                  2000) and Director, Templeton Asset Management Ltd. (until
                                  1999). Age 63.


  BARBARA J. GREEN                Vice President and Deputy General Counsel, Franklin
  VICE PRESIDENT SINCE 2000       Resources, Inc.; Senior Vice President, Templeton Worldwide,
  AND SECRETARY SINCE 1996        Inc.; officer of 52 of the investment companies in Franklin
                                  Templeton Investments; and FORMERLY, Deputy Director,
                                  Division of Investment Management, Executive Assistant and
                                  Senior Advisor to the Chairman, Counselor to the Chairman,
                                  Special Counsel and Attorney Fellow, U.S. Securities and
                                  Exchange Commission (1986-1995), Attorney, Rogers & Wells
                                  (until 1986), and Judicial Clerk, U.S. District Court (District
                                  of Massachusetts) (until 1979). Age 53.


  DAVID P. GOSS                   Associate General Counsel, Franklin Templeton Investments;
  VICE PRESIDENT AND ASSISTANT    President, Chief Executive Officer and Director, Franklin
  SECRETARY SINCE 2000            Select Realty Trust, Property Resources, Inc., Property
                                  Resources Equity Trust, Franklin Real Estate Management,
                                  Inc. and Franklin Properties, Inc.; officer and director of some of the other subsidiaries of Franklin Resources, Inc.;
                                  officer of 52 of the investment companies in Franklin
                                  Templeton Investments; and FORMERLY, President, Chief
                                  Executive Officer and Director, Franklin Real Estate Income
                                  Fund and Franklin Advantage Real Estate Income Fund
                                  (until 1996). Age 54.


  BRUCE S. ROSENBERG              Vice President, Franklin Templeton Services, LLC, and officer
  TREASURER SINCE 2000            of 19 of the investment companies in Franklin Templeton
                                  Investments, and FORMERLY, Senior Manager--Fund
                                  Accounting, Templeton Global Investors, Inc. (1995-1996).
                                  Age 39.


                                       12
PAGE

   PROPOSAL 2: APPROVAL OR REJECTION OF A SHAREHOLDER PROPOSAL RECOMMENDING
               THAT THE BOARD TAKE ACTION TO ENSURE THAT THE FUND'S SHARES TRADE ON THE NEW YORK STOCK EXCHANGE AT A DISCOUNT TO NET ASSET VALUE OF LESS THAN 5%.


     WHAT IS BEING CONSIDERED UNDER THIS ITEM?


   At the Meeting, a shareholder of the Fund is expected to ask you to vote on his proposal that the Board take action to ensure that the Fund's shares trade at less than a 5% discount to net asset value ("NAV").


   FOR THE REASONS SET FORTH BELOW UNDER THE HEADING "OPPOSITION STATEMENT OF THE DIRECTORS," THE DIRECTORS BELIEVE THAT SHAREHOLDERS SHOULD VOTE "AGAINST" THIS PROPOSAL.


     WHAT IS THE SHAREHOLDER'S PROPOSAL?

   The Fund has been informed by Mr. Ronald Mass, 636 East Channel Road, Santa Monica, CA 90402, that Mr. Mass expects to present the shareholder proposal set forth below at the Meeting. The Fund will promptly provide information as to the number of the Fund's shares that Mr. Mass holds upon receipt of a request for such information.

   RESOLVED: That shareholders of Templeton Emerging Markets Appreciation Fund, Inc. (the "Fund"), recommend the Board of Directors take action to ensure that the Fund shares trade at less than a 5% discount to net asset value (NAV). Suggested alternatives include (1) conversion to an open-end investment company; (2) liquidation of the fund; or (3) a commitment to conduct tender offers annually for at least 40% of the shares outstanding at NAV whenever the discount exceeds an annualized average of 5% over the previous calendar year.


   Mr. Mass has requested that the following statement be included in the proxy statement in support of his proposal:


   The Investment Manager, Templeton Asset Management Ltd., has failed to take any measurable steps to narrow the Fund's discount to NAV. The discount of the fund continues to increase over time while the Board of Directors and the Investment Manager fail to take serious action. As of November 24, 2000, the discount to NAV was 27.1%. This is much wider than the 13.6% average discount for the past five years.


                                       13
PAGE

   Many other closed end funds have taken significant steps to narrow or eliminate the discount to NAV. Examples of these funds include the Latin America Smaller Companies Fund (LLF), the Fidelity Advisor Emerging Asia Fund (FAE), the TCW/DW Emerging Markets Opportunities Trust (EMO), the Latin America Investment Fund (LAM), the Emerging Markets Infrastructure Fund (EMG), the Jardine Fleming China Fund (JFC), the Jardine Fleming India Fund (JFI), the India Growth Fund (IGF), the United Kingdom Fund, the Taiwan Equity Fund (TYW), and the Worldwide Dollarvest Fund (WDV). These steps include converting to an open-end investment company, liquidating the fund, conducting tender offers on an annual basis, and repurchasing sizeable numbers of shares on an ongoing basis. Meanwhile our Board of Directors refuses to take meaningful action. It appears that our Fund Manager is more interested in collecting its annual management fee than reclaiming value for shareholders.


   A vote FOR this proposal is a vote FOR our right to recoup the losses we suffer as our shares sink further from Net Asset Value.


     OPPOSITION STATEMENT OF THE DIRECTORS.


     WHAT IS THE RECOMMENDATION OF THE DIRECTORS?

     THE DIRECTORS RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL.

   THE DIRECTORS BELIEVE THAT APPROVAL OF THE SHAREHOLDER PROPOSAL WOULD NOT BE IN THE BEST INTERESTS OF EITHER THE FUND OR ITS SHAREHOLDERS. THE PROPOSAL RECOMMENDS THAT THE BOARD ACT TO ENSURE THAT THE FUND'S DISCOUNT IS MAINTAINED AT LESS THAN 5% OF THE FUND'S NET ASSET VALUE, AND PROVIDES SPECIFIC SUGGESTIONS, SUCH AS CONVERSION TO AN OPEN-END FUND, LIQUIDATION OR CONDUCTING TENDER OFFERS, TO ACHIEVE THAT RESULT. THE DIRECTORS ARE CONCERNED THAT THIS PROPOSAL CONVEYS THE IMPRESSION THAT THE BOARD MAY ACTUALLY BE ABLE TO GUARANTEE A DISCOUNT OF A SPECIFIC MAGNITUDE, AND IF SUCH A DISCOUNT IS NOT SUSTAINED, THEN THE BOARD NECESSARILY WILL TAKE CERTAIN ACTIONS, EACH OF WHICH MAY SIGNIFICANTLY ALTER THE FUND'S OPERATIONS. AFTER CAREFUL CONSIDERATION, THE DIRECTORS CONTINUE TO BELIEVE THAT THE BEST WAY FOR THE FUND TO PURSUE ITS INVESTMENT GOAL OF LONG-TERM CAPITAL APPRECIATION AT THIS TIME IS TO MAINTAIN THE FUND'S CURRENT INVESTMENT APPROACH TO INVEST IN A PORTFOLIO OF EQUITY SECURITIES AND DEBT OBLIGATIONS OF ISSUERS IN EMERGING MARKET COUNTRIES, AND TO HOLD THESE INVESTMENTS FOR A SUFFICIENTLY LONG PERIOD OF TIME TO ALLOW THEM TO APPRECIATE IN VALUE. THE DIRECTORS BELIEVE THAT THE FUND'S INVESTMENT GOAL MAY STILL BE ACHIEVED THROUGH MANAGEMENT OF ITS CURRENT INVESTMENT PROGRAM AS A CLOSED-END FUND AND THAT, IN FACT, THE CLOSED-END FORMAT CURRENTLY REMAINS THE BEST STRUCTURE FOR THE FUND.


                                       14
PAGE

   WHY DO THE DIRECTORS RECOMMEND A VOTE AGAINST THIS PROPOSAL?

     The Directors recommend a vote AGAINST the proposal for the following reasons:


   o In contrast to the statements in the shareholder proposal that the Board has not taken action to address the trading of the Fund's shares at a discount to NAV, the Board regularly reviews appropriate means to address the Fund's share discount and has instituted an open-market share repurchase program.


   o The Fund's discount has narrowed since the shareholder proposal was submitted and currently is consistent with the discounts being experienced by similar closed-end funds.


   o Conversion to an open-end fund could result in the following: (i) a loss of investment flexibility, which could impair the Fund's investment program and its ability to achieve its investment goal; (ii) an increase in the Fund's expenses; (iii) significant tax consequences to both the Fund and shareholders; and (iv) a loss in shareholders' ability to reinvest dividends and distributions at favorable rates under certain circumstances.


   o Liquidation of the Fund is an action that should be considered only at a time when the Board believes that the Fund may no longer be capable of achieving its investment goal.


   o Conducting annual tender offers for at least 40% of the Fund's shares likely would require significant liquidations of securities or borrowing of cash and, after completion, would result in a corresponding reduction in asset size that would not be in the best interests of the Fund's long-term shareholders.


   The Board's position concerning the shareholder proposal and each of the suggested alternatives is discussed in more detail below so that shareholders may carefully consider the consequences to their investment that could result if the proposal is approved and any of the suggested actions are implemented.


   THE DIRECTORS REGULARLY REVIEW THE FUND'S DISCOUNT TO NAV AND CONSIDER WHETHER FURTHER MEASURES ARE FEASIBLE AND IN THE FUND'S BEST INTERESTS, AND ALSO HAVE TAKEN CONCRETE ACTION IN EFFORTS TO ADDRESS THE DISCOUNT.


                                       15
PAGE

   Although the Board believes that the Fund continues to benefit from its structure as a closed-end fund, the Directors acknowledge and respect shareholder concerns regarding the discount to NAV at which the Fund's shares trade. For this reason, the Fund's Directors regularly review all factors relevant to the Fund's operations, including any prevailing discount to NAV, to determine whether the Fund is being managed and operated in a way that is consistent with the best interests of the Fund and its shareholders. In their attempt to strike a balance between acting to reduce the Fund's discount and maintaining the quality of the Fund's long-term investment program for all shareholders, the Directors review and analyze, at least quarterly, a significant amount of technical information, including details concerning the current securities markets, potential tax consequences to both the Fund and shareholders, the investment manager's analysis of market potential, expense information as compared to other similarly situated funds, performance information, and financial statistics. The Fund's Directors analyze this information in order to determine whether to implement certain measures designed to address the share discount. They make certain assessments on behalf of all shareholders as part of their obligation to the Fund, and to protect the interests of the Fund's shareholders. Those considerations include the possibility of tender offers, liquidation, or conversion of the Fund into an open-end fund. The Board also considers various managed distribution policies, periodic redemptions, and mergers with other closed-end or open-end funds. However, the Directors have not adopted any of these other measures considered to date because the Directors believe that those measures would have a negative impact on the Fund's portfolio management, expense ratio and, ultimately, its shareholders.


   The Directors will continue to engage in their review even if the shareholder proposal is not approved. In determining that the closed-end structure best suits the Fund at this time, the Directors have acted in a manner that is consistent with industry practice and in the best interests of the Fund and all of its shareholders, including the long-term shareholders.

   Consistent with its program of ongoing review, in May 2000, the Board approved an open-market share repurchase program because it believed that this program potentially could help to address the Fund's share discount, and could therefore benefit both the Fund and its shareholders. The amount and timing of the repurchases are in the discretion of the Fund's management, taking into account various factors, including market conditions, cash on hand, and the availability of other attractive investments. As of March 31, 2001, the Fund had repurchased 269,400 shares, or approximately 6.1% of the Fund's outstanding shares. The share repurchase program currently in place enables the Fund's investment manager to


                                       16
PAGE

   make purchases of the Fund's shares on an ongoing basis as it deems such purchases to be appropriate for the Fund. It is not possible to determine which factors are primarily responsible for the recent reduction of the Fund's discount, or the time when any particular action actually had an effect on that discount. Since November 25, 2000, the date of the proposal, the Fund's weekly discount averaged -25.58% in December 2000, -16.82% in January 2001, -14.98% in February 2001, -17.53% in March 2001, -14.34% in
   April 2001, -15.82% in May 2001 and -15.69% in June 2001. As of Friday
   July 6, 2001, the Fund's discount was -13.13%, which was lower than the average discount among closed-end funds in the World Equity funds listed in the Wall Street Journal.

   THE LEVEL OF THE FUND'S DISCOUNT TO NAV IS IN THE SAME RANGE AS THAT OF COMPARABLE CLOSED-END FUNDS.

   Although the Fund's shares have generally traded at a discount since the first calendar quarter of 1995, the Fund is trading at a discount comparable to other closed-end funds investing in emerging market countries./1/ As of July 6, 2001, among U.S. registered closed-end funds investing in emerging markets,/2/ discounts ranged from -6.25% to -17.01%. The Fund's discount as of that date was -13.13%. Since the Fund's inception, the discount/premium from NAV has ranged from a low of -32% on April 14, 2000, to a high of +15.23% on January 5, 1996, with an average weekly discount to NAV of -11.78%.

   The Board of Directors has successfully worked with the Fund's investment manager to help achieve competitive results on your behalf. As of June 30, 2001, the six-month total return for the Fund was 16.9% in market price terms and 4.6% in NAV terms. The Directors recognize that the Fund's performance will not be determined entirely by the closed-end structure of the Fund, and that other key factors include the quality of Fund management and the timeliness of the Fund's investment strategy.

   As the Directors seek appropriate methods to reduce the discount and to maximize investor returns, they continue to believe that, at this time, the closed-end structure is important to enable the Fund to pursue investment strategies that best position the Fund to achieve its investment goal.


------------------------

1 Premium/discount information provided by Bloomberg L.P., July, 2001.

2 Funds compared  are:  the Fund  (-13.13%),  Templeton  Emerging  Markets Fund
  (-6.25%), Morgan Stanley Emerging Markets Fund (-16.99%) and The Emerging Markets Telecommunications Fund (-17.01%).


                                       17
PAGE

   THE SHAREHOLDER PROPOSAL AND ITS SUGGESTED ALTERNATIVES ARE NOT IN THE BEST INTERESTS OF THE FUND OR ITS SHAREHOLDERS.


   The shareholder proposal recommends that the Board take action to ensure that the Fund's shares trade at less than a 5% discount to NAV. The Board is concerned that the proposal creates the impression that the Board can take a specific action that could maintain the discount within a certain range, while still being able to preserve the Fund as a viable long-term investment vehicle. While not legally binding on the Board--the proposal is merely a recommendation--approval of the proposal may create an expectation of shareholders that is unwarranted and could interfere with the Board's decision-making in a way that the Board believes is not in the best interests of either the Fund or the shareholders.


   Ultimately, the Directors cannot ensure that the Fund's shares will trade in the secondary market at a discount to NAV of less than 5%. Indeed, they cannot ensure that the shares will trade within any specific range or above any specific level because the discount/premium cannot be managed by a simple mathematical equation. Historically, closed-end funds have routinely experienced discounts because their shares trade in dynamic markets and their value in those markets is influenced both by factors bearing directly upon the securities held by the funds, as well as by factors wholly external to the operation of the funds.


   In responding to the shareholder's proposal, the Board notes that, as described in the Fund's prospectus dated April 29, 1994, the Fund is intended primarily for long-term investors and that presumably, most shareholders invested in the Fund's shares in reliance upon the terms of the prospectus and the long-term investment program it details. The fact that closed-end funds often trade at a discount to NAV is well understood throughout the industry and, in fact, the Fund's prospectus specifically cautions shareholders that the Fund cannot predict whether its shares will trade at, below, or above NAV. Many of the Fund's long-term shareholders, while mindful of the possibilities of share discounts, nonetheless acquired the Fund's shares because of the special long-term investment opportunities presented by the Fund's investment program. The Board is aware that many of the Fund's shareholders purchased their shares at a discount to NAV, and therefore concerns regarding the share discount vary among shareholders depending upon the discount at which a shareholder may have purchased the Fund's shares. Notwithstanding the current discount, some of the Fund's shareholders have experienced an increase in their investment as the discount has narrowed in the last several months. For this reason, not all Fund shareholders are negatively impacted by the Fund's share discount.


                                       18
PAGE

   The Directors do not believe that approval of the shareholder proposal would advance the investment goal of the Fund. In support of the Board's recommendation that shareholders vote AGAINST the proposal, the following provides shareholders a more complete discussion of each of the suggested alternatives and their possible consequences to the Fund.


   CONVERSION OF THE FUND TO AN OPEN-END FUND MAY SIGNIFICANTLY ALTER THE OPERATION OF THE FUND.


   The first alternative suggested by the shareholder proposal in the event the discount is 5% or greater is to convert the Fund from a closed-end fund to an open-end fund. As detailed below, there are a number of important reasons why the Directors believe that this would not be in the best interests of either the Fund or its shareholders at this time.

   1. THERE ARE SIGNIFICANT DIFFERENCES BETWEEN THE OPERATION OF A CLOSED-END FUND AND AN OPEN-END FUND.

   Closed-end funds are not obligated to redeem their shares and, typically, do not engage in the continuous sale of new shares. Closed-end funds thus operate with a relatively fixed capitalization. The stock of closed-end funds ordinarily is traded on a securities exchange. In this instance, the Fund's shares since inception have traded on the NYSE.


   In contrast, open-end funds, commonly referred to as "mutual funds," issue redeemable shares. The holders of redeemable shares have the right to surrender their shares to the mutual fund at any time and obtain in return the NAV of the shares (less any redemption fee charged by the fund or contingent deferred sales charge imposed by the fund's distributor). Since an open-end fund generally is required to redeem its shares at any time, it must keep on hand cash or securities that can be readily sold to raise cash. The cash outflows from redemptions eventually would drain the investment capital from a fund and, therefore, most funds seek to offset this by raising new capital from the sale of new shares to investors on a continuous basis. However, given the uncertainties arising out of the continuous offering of shares, the size of the asset base of an open-end fund is likely to be more volatile than is normally the case for closed-end funds.


   2. CONVERSION TO AN OPEN-END FUND MAY DIMINISH THE INVESTMENT FLEXIBILITY IMPORTANT TO CONTINUING THE FUND'S INVESTMENT PROGRAM AND ACHIEVING ITS INVESTMENT GOAL.

   The Fund originally was established as a closed-end fund due to the nature of its investment goal: capital appreciation through investing substantially all of its assets in a portfolio of


                                       19
PAGE

   equity securities and debt obligations of issuers in emerging market countries./3/ The investment manager's approach to investing the Fund's assets is to purchase shares of emerging market companies/4/ that are perceived to have potential to benefit from the anticipated growth in emerging market countries. Realizing the full benefit of these investments is a long-term process. The closed-end fund structure facilitates the investment manager's ability to invest the Fund's assets in accordance with the Fund's long-term investment goal because as a closed-end fund, the Fund can keep all of its assets working toward its goal.


   As described more fully in the Fund's prospectus, investing in emerging market countries involves risks arising out of market and currency volatility, unexpected economic, social, and political developments, and the relatively smaller size and lesser liquidity of the markets involved. Investing in any emerging market country means accepting a certain amount of volatility and, in some cases, the consequences of severe market corrections. The Fund's Directors believe that the best way for the Fund to pursue its investment goal is to hold its investments for a sufficiently long period of time to allow them to appreciate in value. The closed-end structure provides the Fund with increased investment flexibility to acquire less liquid securities and allows the Fund to maintain a longer investment horizon. The Directors have considered these factors in deciding how to address the discount and continue to believe that the Fund's closed-end structure is well-suited to the pursuit of this long-term investment philosophy.


   Converting the Fund to an open-end fund would require the Fund to focus on short-term considerations to anticipate and facilitate redemptions. Setting aside a portion of the Fund's assets to redeem shares may reduce the asset base that might otherwise be used to realize the Fund's primary goal. In addition, if the Fund is converted to an open-end fund, it may be required to sell portfolio securities before their full potential has been reached in order to raise cash to meet redemptions as they arise. This short-term focus may be somewhat


------------------------
3 For this Fund, "emerging market" countries are (i) countries that are generally considered low or middle income countries by the International Bank of Reconstruction and Development (commonly known as the World Bank) and the International Finance Corporation; or (ii) countries that are classified by the United Nations or otherwise regarded by their authorities as developing; or (iii) countries with a stock market capitalization of less than 3% of the Morgan Stanley Capital International(R) World Index.


4 For this Fund, "emerging market companies" are (i) companies whose principal securities trading markets are in emerging market countries; or (ii) companies that derive a significant share of their total revenue from either goods or services produced or sales made in emerging market countries; or (iii) companies that have a significant portion of their assets in emerging market countries; or (iv) companies that are linked to currencies of emerging market countries; or (v) companies that are organized under the laws of, or with principal offices in, emerging market countries.


                                       20
PAGE

   disruptive to the Fund's "buy and hold" investment program and, therefore, in the Board's judgment, is not in the best interests of the Fund and its shareholders.


   3. THE FUND'S EXPENSES MAY INCREASE IF THE FUND IS CONVERTED TO AN OPEN-END FUND.


   Shareholders who desire to sell their Fund shares today can do so on the NYSE. However, if the Fund were to adopt an open-end structure, shareholders could only sell their shares through redemption. Based on the experiences of other closed-end funds that have converted to open-end funds, converting the Fund to an open-end structure may cause a substantial decline in the Fund's asset size because of potentially significant redemptions. If the Fund is converted to an open-end fund, and substantial redemptions occur, the Fund may incur high costs in effecting forced sales of portfolio securities, including brokerage commissions, adverse impacts on the market prices of some securities as the result of the forced sales, and losses of profits or invested capital. Additionally, costs related to the market impact of forced sales may be magnified for funds like the Fund that invest in emerging markets where securities tend to be thinly traded.


   The potential adverse investment effects and higher costs resulting from a conversion would be borne by the Fund and its long-term investors. Accordingly, to address the concerns regarding redemptions, the Board may take certain actions, including a recommendation to have the Fund impose a redemption fee of up to 4% or higher, if legally permitted, for a certain period after Fund shares are issued as a result of a conversion from a closed-end fund to an open-end fund. The Directors believe that such a temporary redemption fee may help reduce the number of redemptions associated with a conversion, and therefore would be in the best interests of the Fund's long-term shareholders.


   If the Fund is converted to an open-end Fund, it may be required to engage in a continuous public offering intended, at a minimum, to offset redemptions. This could subject the Fund to further expenses and a corresponding reduction in the Fund's return to shareholders. For example, in order to market the Fund's shares effectively, it might be necessary for the Fund to conform to the sales practices of competing dealer-sold funds. In such a case, the Directors would likely recommend that shareholders approve the adoption of a distribution plan in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended. Currently, Rule 12b-1 fees for the equity open-end investment companies within Franklin Templeton Investments range from an annual rate of 0.25% to 1.0% of a fund's average net assets. If the continuous offering were not successful in raising substantial new assets for the Fund, and redemptions were significantly more than new sales, the Fund's


                                       21
PAGE

   expense ratio likely would increase from its current level, as fixed costs would be spread out over a smaller asset base.

   Finally, the Fund would incur various conversion costs. It is estimated that the attendant legal, accounting and registration costs for a conversion to an open-end fund would be approximately $200,000. Furthermore, a continuous public offering would require the Fund to maintain, on an ongoing basis, a current registration under federal securities laws, which involves additional annual costs. The Fund also would incur annual printing costs and other expenses in connection with maintaining a current prospectus.


   4. CERTAIN TAX CONSEQUENCES FOR THE FUND AND ITS SHAREHOLDERS MAY RESULT FROM CONVERSION TO AN OPEN-END FUND.


   If the Fund converts to an open-end structure, it may be required to sell appreciated securities in order to meet redemption requests. As a result, short-term and long-term capital gains might be generated, which would increase the amount of taxable distributions to shareholders. Net realized capital gains would be allocated to a smaller base of remaining shareholders, and those remaining shareholders would recognize and pay taxes on that greater amount of capital gain than would otherwise be the case. On the other hand, the Fund might be required to sell securities at a loss, which might otherwise have been avoided had the Fund been able to maintain its investment in those securities rather than disposing of them in order to meet requests for redemptions. Losses realized by the Fund resulting from the sales of depreciated securities could potentially reduce amounts distributable to shareholders. Accordingly, those shareholders who choose to remain invested will be impacted to a greater extent than those who redeem their shares. Finally, the Fund may be required to dispose of a significant amount of its assets to satisfy potentially large redemption requests after a conversion, and might find it more difficult to satisfy certain investment diversification requirements applicable for tax purposes.


   5. FUND SHAREHOLDERS MAY LOSE THE CURRENT ABILITY TO REINVEST DIVIDENDS AND DISTRIBUTIONS AT FAVORABLE RATES UNDER CERTAIN CIRCUMSTANCES.

   Shareholders of the Fund currently have the option of participating in the Fund's Dividend Reinvestment and Cash Purchase Plan (the "Plan"). The Plan permits shareholders to elect to reinvest their dividends and distributions on a different basis than would be the case if the Fund converted to an open-end structure. When shares of the Fund are trading at a discount from NAV, cash distributions paid by the Fund are generally reinvested through the purchase of additional shares at market prices. There is no direct charge to shareholders for


                                       22
PAGE

   reinvesting dividends and capital gains distributions, since the Plan Agent's fees are paid by the Fund. In addition, shareholders may make voluntary cash payments of at least $100 each, up to a total of $5,000 per month, to purchase additional shares of the Fund at market prices through the Plan. There is a $5.00 service charge from each voluntary cash payment. Whenever shares are purchased on the NYSE or otherwise on the open-market, each participant pays a pro rata portion of trading fees. Trading fees for purchasing shares through the Plan are expected to be less than the usual brokerage charges for individual transactions, because the Plan Agent purchases shares for all participants in blocks, which should result in lower trading fees for each individual participant. Thus, the Plan permits a participating shareholder to benefit by purchasing additional shares at a discount, and this buying activity may tend to lessen any discount. At times when the Fund's shares are trading at a premium over their NAV, the Fund will issue new shares at the higher of NAV or 95% of the then current market price. There are no trading fees for shares issued directly by the Fund.


   In contrast, as an open-end fund, all dividends and distributions would be reinvested at NAV.

   LIQUIDATION OF THE FUND WOULD NOT BE APPROPRIATE AT THIS TIME BECAUSE THE BOARD BELIEVES THAT THE FUND IS CAPABLE OF ACHIEVING ITS INVESTMENT GOAL.


   The second alternative suggested by the shareholder proposal in the event the discount is 5% or greater, is the liquidation of the Fund. The Directors believe that such an action should be considered only at a time when the goal of the Fund can no longer be achieved. Liquidation would eliminate the vehicle chosen by the current shareholders for long-term investment in emerging market countries.


   In liquidating the Fund, investments may have to be sold during unfavorable market conditions. If this occurred, the Fund might have reduced bargaining power and might be required to sell its portfolio securities at lower prices than it normally would otherwise, which could result in reduced distributions to the Fund's shareholders. Finally, liquidation would subject shareholders to applicable federal, state and local income taxes on the difference between the proceeds of the liquidation and their tax bases in shares of the Fund at a time which may not be opportune for them economically.


   The Directors believe that a liquidation would be inconsistent with the balance the Directors seek to maintain between preserving the potential for high return from investment


                                       23
PAGE

   in the Fund, and responding to the legitimate concerns regarding the prevailing share discount. Indeed, a liquidation would eliminate permanently the future investment opportunities the Fund seeks to provide. The Directors continue to believe that the Fund's investment goal may still be achieved through management of its investment program in a closed-end fund structure in a manner satisfactory to the Fund's shareholders.


   CONDUCTING A TENDER OFFER FOR AT LEAST 40% OF THE FUND'S SHARES MAY RESULT IN SIGNIFICANT ADVERSE CONSEQUENCES TO THE FUND.


   The third alternative suggested by the shareholder proposal is a commitment to conduct tender offers annually for at least 40% of the shares outstanding at NAV whenever the discount exceeds an annualized average of 5% over the previous calendar year. The Directors do not believe that, at this time, it would be in the best interests of the Fund's long-term shareholders to commit to conduct potentially annual tender offers for a significant portion of the Fund's outstanding shares.


   A tender offer for at least 40% of the Fund's shares could seriously impact the Fund's investment performance and impair its ability to achieve its investment goal. A tender offer of this magnitude would require the Fund to raise significant cash, which would need to be accomplished through either liquidation of securities or borrowing. Since tender offers are typically oversubscribed, the completion of a tender offer by the Fund likely would result in a 40% reduction in the Fund's shares outstanding, and a corresponding reduction in the Fund's asset size. As has been previously discussed, a smaller asset size may reduce the Fund's investment flexibility and also may affect the Fund's expense ratio because there likely would be, after the tender, considerably fewer shareholders to bear the Fund's fixed costs. Moreover, if the Fund's asset size is significantly reduced, the Fund may lose its listing on the NYSE, which could make trading the Fund's shares in the secondary market more difficult. Finally, if the Fund were to become too small to be managed efficiently, the Board ultimately might be forced to recommend a liquidation, merger or other reorganization of the Fund.


   As is the case with all tender offers, the Fund also might be required to sell some of its more liquid and more desirable portfolio securities, perhaps during unfavorable market conditions, to raise the cash it would need to repurchase its shares. This could leave the Fund's portfolio with fewer desirable holdings. Moreover, in selling its securities to pay for tendered shares, the Fund would incur transaction costs. Such transaction costs, combined with holding less valuable securities, might reduce the NAV of the Fund's shares and,


                                       24
PAGE

   therefore, the amount payable to shareholders who sell their shares back to the Fund at their NAV. Although a tender offer of any size would present these potential consequences, a tender offer for at least 40% of the Fund's shares, as contemplated by the shareholder proposal, could affect the Fund to a much more significant degree.


   In addition to the above, conducting a tender offer would impose significant costs on the Fund. The Fund would be subject to the rules and restrictions governing tender offers under the federal securities laws, which require among other things, that the Fund prepare and file a tender offer statement with the U.S. Securities and Exchange Commission. The costs associated with preparing and filing a tender offer statement and conducting an actual tender offer for a significant proportion of the Fund's outstanding shares are estimated to be as high as $200,000.


   Finally, a reduction in a fund's discount as a result of a tender offer is, typically, only a temporary result. Although shareholders who tender their shares may receive a short-term gain, any narrowing of the discount that may be experienced by the Fund might only be short-lived; therefore, in view of its attendant consequences, a tender offer, particularly of a size as proposed, may not be in the best interests of either the Fund or its long-term shareholders.


   As discussed previously, as part of their regular review of the Fund's management and policies, the Directors consider the possibility of conducting a tender offer for the Fund's shares. However, the Directors do not believe at this time that committing to a tender offer at the magnitude suggested by the shareholder proposal would be appropriate for the Fund.


   THE DIRECTORS BELIEVE THAT THE CONTINUED OPERATION OF THE FUND AS A CLOSED-END FUND IS IN YOUR BEST LONG-TERM INTEREST, AND UNANIMOUSLY RECOMMEND YOU VOTE AGAINST THIS PROPOSAL.


- INFORMATION ABOUT THE FUND


   THE INVESTMENT MANAGER. The Investment Manager of the Fund is Templeton Asset Management Ltd.-Hong Kong Branch, a Singapore company with a branch office at Two Exchange Square, Hong Kong. Pursuant to an investment management agreement, the Investment Manager manages the investment and reinvestment of Fund assets. The Investment Manager has entered into a sub-advisory agreement with Templeton Investment Counsel, LLC ("Investment Counsel"), Broward Financial Centre, Suite 2100, Ft. Lauderdale, Florida 33394-3091. Investment Counsel, acting through its Templeton


                                       25
PAGE

   Global Bond Managers division, is responsible for managing the debt component of the Fund's portfolio. The Investment Manager and Investment Counsel are indirect, wholly owned subsidiaries of Resources.


   THE ADMINISTRATOR. The administrator of the Fund is Franklin Templeton Services, LLC ("FT Services"), with offices at One Franklin Parkway, San Mateo, California 94403-1906. FT Services is an indirect, wholly owned subsidiary of Resources. Pursuant to an administration agreement, FT Services performs certain administrative functions for the Fund. In addition, FT Services and the Fund have entered into a sub-administration agreement with Princeton Administrators, L.P. ("Princeton"), pursuant to which Princeton performs, subject to FT Services' supervision, various administrative functions for the Fund. Princeton is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Inc., an initial underwriter of the Fund's shares, and Princeton's address is P.O. Box 9011, Princeton, New Jersey 08543-9011.


   THE TRANSFER AGENT. The transfer agent, registrar and dividend disbursement agent for the Fund is Mellon Investor Services LLC, 85 Challenger Road, Overpeck Centre, Ridgefield Park, New Jersey 07660.


   THE CUSTODIAN. The custodian for the Fund is The Chase Manhattan Bank, MetroTech Center, Brooklyn, New York 11245.


   OTHER MATTERS. The Fund's last audited financial statements and annual report, dated March 31, 2001, are available free of charge. To obtain a copy, please call 1-800/DIAL BEN(R) (1-800-342-5236) or forward a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.


                                       26
PAGE

   As of June 7, 2001, the Fund had 4,115,310 shares outstanding and total net assets of $49,213,217. The Fund's shares are listed on the NYSE (Symbol:
   TEA). From time to time, the number of shares held in "street name" accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding. To the knowledge of the Fund's management, as of June 7, 2001, there were no other entities holding beneficially or of record more than 5% of the Fund's outstanding shares, except as shown in the following table:



                                                AMOUNT AND NATURE            PERCENT OF
   NAME AND ADDRESS OF BENEFICIAL OWNER      OF BENEFICIAL OWNERSHIP     OUTSTANDING SHARES
-----------------------------------------   -------------------------   -------------------
   First Union Corporation                        268,300/1/                 6.52%/2/
   One First Union Center
   Charlotte, North Carolina 28288-0137


   MillenCo, L.P.                                 467,400/3/                11.20%/4/
   666 Fifth Avenue, 8th Floor
   New York, NY 10103

     ------------------------

1 As reported on Form 13F filed with the U.S. Securities and Exchange Commission
  ("SEC") on May 15, 2001.

2 At March 31, 2001.

3 The nature of beneficial ownership is sole voting and sole dispositive power as reported on Schedule SC 13D/A filed with the SEC on May 1, 2001.

4 As reported on Schedule 13D/A filed with the SEC on May 1, 2001.


   In addition, to the knowledge of the Fund's management, as of June 7, 2001, no nominee or Director of the Fund owned 1% or more of the outstanding shares of the Fund, and the Directors and Officers of the Fund owned, as a group, less than 1% of the outstanding shares of the Fund.



- AUDIT COMMITTEE


   The Board has a standing Audit Committee consisting of Messrs. Millsaps (Chairman), Crothers, Hines and Tseretopoulos, all of whom are Independent Directors and also are considered to be "independent" as that term is defined by the NYSE's listing standards. Messrs. Crothers and Tseretopoulos were appointed to the Audit Committee by the Board on October 27, 2000 when the Board approved a recommendation from the Audit Committee to increase the size of the Committee. The Audit Committee reviews the maintenance of the Fund's records and the safekeeping arrangements of the Fund's custodian, reviews both the audit and non-audit work of the Fund's independent auditors, and submits a recommendation to the Board as to the selection of independent auditors.


                                       27
PAGE

   SELECTION OF INDEPENDENT AUDITORS. Upon the recommendation of the Audit Committee, the Board selected the firm of PricewaterhouseCoopers LLP ("PwC") as independent auditors of the Fund for the current fiscal year. Representatives of PwC are not expected to be present at the Meeting, but will have the opportunity to make a statement if they wish, and will be available should any matter arise requiring their presence.


   AUDIT FEES. The aggregate fees paid to PwC in connection with the annual audit of the Fund's financial statements for the fiscal year ended March 31, 2001 were $45,200.


   FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. PwC did not render any services with respect to financial information systems design and implementation during the fiscal year ended March 31, 2001 to the Fund or entities affiliated with the Fund that provide services to the Fund.


   ALL OTHER FEES. The aggregate fees billed for all other non-audit services, including fees for tax-related services, rendered by PwC to the Fund or entities affiliated with the Fund that provide services to the Fund for the fiscal year ended March 31, 2001 were approximately $5,000. The Audit Committee of the Fund has determined that provision of these non-audit services is compatible with maintaining the independence of PwC.


   AUDIT COMMITTEE REPORT. The Fund's Board of Directors has adopted and approved a formal written charter for the Audit Committee, which sets forth the Audit Committee's responsibilities. A copy of the charter is attached as "Exhibit A" to this proxy statement.


   As required by the charter, the Audit Committee reviewed the Fund's audited financial statements and met with management, as well as with PwC, the Fund's independent auditors, to discuss the financial statements.


   The Audit Committee received the written disclosures and the letter from PwC required by Independence Standards Board No. 1. The Audit Committee also received the report of PwC regarding the results of their audit. In connection with their review of the financial statements and the auditors' report, the members of the Audit Committee discussed with a representative of PwC, the independence of PwC, as well as the following: the auditors' responsibilities in accordance with generally accepted auditing standards; the auditors' responsibilities for information prepared by management that accompanies the Fund's audited financial statements and any procedures performed and the results; the initial selection of, and whether there were any changes in, significant accounting policies or their application; management's judgments and accounting estimates; whether there were any


                                       28
PAGE

   significant audit adjustments; whether there were any disagreements with management; whether there was any consultation with other accountants; whether there were any major issues discussed with management prior to the auditors' retention; whether the auditors encountered any difficulties in dealing with management in performing the audit; and the auditors' judgments about the quality of the company's accounting principles.


   Based on its discussions with management and the Fund's auditors, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Fund's Annual Report to Shareholders for the fiscal year ended March 31, 2001 for filing with the U.S. Securities and Exchange Commission.


                                      AUDIT COMMITTEE

                                        Fred R. Millsaps (Chairman)
                                        Frank J. Crothers
                                        Andrew H. Hines, Jr.
                                        Constantine D. Tseretopoulos



- FURTHER INFORMATION ABOUT VOTING AND
  THE SHAREHOLDERS' MEETING


   SOLICITATION OF PROXIES. Your vote is being solicited by the Board of Directors of the Fund. The cost of soliciting proxies, including the fees of a proxy soliciting agent, is borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies. The Fund has engaged Georgeson Shareholder Communications Inc. to solicit proxies from brokers, banks, other institutional holders and individual shareholders at an anticipated cost, including out-of-pocket expenses, ranging between $54,205 and $56,769. The Fund expects that the solicitation would be primarily by mail, but also may include telephone, telecopy or oral solicitations. If the Fund does not receive your proxy by a certain time you may receive a telephone call from Georgeson Shareholder asking you to vote. The Fund does not reimburse Directors and Officers of the Fund, or regular employees and agents of the Investment Manager involved in the solicitation of proxies. The Fund intends to pay all costs associated with the solicitation and the Meeting.


                                       29
PAGE

   VOTING BY BROKER-DEALERS. The Fund expects that, before the Meeting, broker-dealer firms holding shares of the Fund in "street name" for their customers will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms' proxy solicitation materials, the Fund understands that NYSE Rules permit the broker-dealers to vote on Proposal 1 to be considered at the Meeting on behalf of their customers and beneficial owners. With regard to Proposal 1, certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting these shares in the same proportion as they vote shares for which they received instructions.


   QUORUM. A majority of the shares entitled to vote--present in person or represented by proxy--constitutes a quorum at the Meeting. The shares over which broker-dealers have discretionary voting power, the shares that represent "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxies reflect an abstention on any item are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.


   METHODS OF TABULATION. Proposal 1, the election of Directors, requires the affirmative vote of the holders of a plurality of the Fund's shares present and voting on the Proposal at the Meeting. Proposal 2, the shareholder proposal requesting that the Board of Directors take action to ensure that the Fund's shares trade at less than a 5% discount to net asset value, requires the affirmative vote of a majority of the Fund's shares present and voting on the Proposal at the Meeting. Abstentions and broker non-votes will be treated as votes not cast and, therefore, will not be counted for purposes of obtaining approval of each Proposal.


   ADJOURNMENT. In the event that a quorum is not present at the Meeting, the Meeting will be adjourned to permit further solicitation of proxies. In the event that a quorum is present, but sufficient votes have not been received to approve one or more of the Proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to those Proposals. The persons named as proxies will vote in their discretion on questions of adjournment.


   SHAREHOLDER PROPOSALS. The Fund anticipates that its next annual meeting will be held in August 2002. Shareholder proposals to be presented at the next annual meeting must be received at the Fund's offices, 500 East Broward Boulevard, Ft. Lauderdale, Florida 33394-3091, Attention:
   Secretary, no later than March 19, 2002 in order to be included in the


                                       30
PAGE

   Fund's proxy statement and proxy card relating to that meeting and presented at the meeting. Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement. A shareholder who wishes to make a proposal at the 2002 Annual Meeting of shareholders without including the proposal in the Fund's proxy statement should notify the Fund, at the Fund's offices, of such proposal by June 2, 2002. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2002 Annual Meeting of shareholders may exercise discretionary voting power with respect to any such proposal.



                                      By order of the Board of Directors,



                                      Barbara J. Green
                                      Secretary


     July 17, 2001

                                       31
PAGE



                                                                      EXHIBIT A


                            AUDIT COMMITTEE CHARTER

                              OF TEMPLETON FUNDS

                            AS AMENDED AND RESTATED


   PURPOSE AND COMPOSITION


   The primary purpose of the Audit Committee is to oversee for the Templeton Funds (each, a "Fund" and collectively, the "Funds") the Fund's accounting and financial reporting policies and practices and internal controls, assure the quality and objectivity of the independent audit and the Fund's financial statements, act as a liaison between the Board of Directors/Trustees and the Fund's external and internal auditors, and periodically report to the Board of Directors/Trustees. The function of the Audit Committee is oversight with respect to the integrity of the financial statements. The maintenance of adequate systems of internal control is the responsibility of Fund management. This Charter affirms and recognizes that the independent auditors for the Fund are ultimately accountable to the Board of Directors/Trustees and the Audit Committee.


   The Committee shall consist of Directors/Trustees that are non-interested Directors/Trustees as defined in the Investment Company Act of 1940, as amended (the "1940 Act") ("Independent Directors/Trustees"). Audit Committee members shall be selected by a majority of the Independent Directors/Trustees of the Fund. One member shall be designated by the Audit Committee members as Chairman of the Audit Committee. Additionally, an Audit Committee of a New York Stock Exchange, Inc. ("NYSE") listed Fund will consist of not fewer than three Independent Directors/Trustees and shall satisfy the qualification requirements of Independence provided in
   Section 303 of Section 3 of the NYSE Listed Company Manual, as may be amended from time to time.


   DUTIES AND RESPONSIBILITIES


   The Audit Committee shall have the following duties and responsibilities:


   o The Audit Committee and the Board of Directors/Trustees shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).


                                      A-1
PAGE

   o Review audits of the financial records of the Fund and the audit report of the independent auditors.


   o Confer with management of the Fund and the independent auditors regarding accounting and financial statement matters.


   o Review the annual audit plan of the independent auditors to provide reasonable assurance that the major risk exposure areas of the Fund are adequately audited. Discuss the extent of reliance by independent auditors on work of the internal auditors.


   o Review fee arrangements of the independent auditors as negotiated by management.


   o Review Statement on Auditing Standards No. 61 issues with the independent auditors. This Statement governs the required communication of independent auditors with audit committees and includes such items as independence, disagreements with management, management judgments and accounting estimates, and significant accounting policies. The Audit Committee will request that the independent auditors provide a written statement on a periodic basis delineating all relationships between the independent auditors and the Fund and its manager, and actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. It will recommend, when necessary, that the Board of Directors/Trustees take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.


   o Review with management and the independent auditors the Fund's financial disclosure documents filed with the U.S. Securities and Exchange Commission ("SEC") (e.g., annual financial statements) and to assure that independent auditors have been engaged to review such financial statements of the Fund as may from time to time be required to be reviewed by independent auditors by rule of the SEC and in the case of a Fund that is listed on the NYSE, by rule of the NYSE.


   o Following completion of the annual audit, review with management and the independent auditors the findings and recommendations on internal control and accounting procedures as presented in the independent auditors' management letter required by Independence Standards Board No. 1, as may be modified or supplemented, together with applicable management responses.


   o As necessary, consult with the Fund's Treasurer regarding the adequacy of internal accounting controls and the ongoing findings of the internal auditors.


                                      A-2
PAGE

   o Confer with counsel regarding Legal Department investigations and any material pending litigation. Review with management and the independent auditors the expected impact of any such matters on the financial statements.


   o Obtain guidance from the independent auditors on new pronouncements by the FASB, AICPA, SEC or others having an effective date subsequent to the year-end which will require accounting policy changes or additional disclosures in future financial statements and the anticipated effect. Review the independent auditors' views as to desirability and means of early adoption.


   o Review bases of accounting and valuation for marketable securities, changes in the market value since year-end, method of determining market value of securities not publicly traded and marketability of all items included in this classification, including any material pricing errors for the Fund for the period.


   o Review the cooperation of management in promptly furnishing all information requested by the independent auditors.


   o Review whether all reports of the internal auditors were made available for the independent auditors' review. The extent to which the independent auditors have read such reports and reviewed working papers and work programs in support thereof should be made known to the Audit Committee, along with reliance on such work and impact upon audit scope.


   o As necessary, review inspection reports from regulatory authorities.


   o Approve, and recommend approval by the Board of Directors/Trustees of, the Fund's dividends and distributions (including declaration, record and payment dates).


   MEETINGS


   The Audit Committee shall hold meetings at such times as deemed necessary by the Chairman of the Audit Committee or the President of the Fund. Reasonable notice of all meetings shall be given at the direction of the Chairman of the Audit Committee. The agenda shall be established by the Chairman of the Audit Committee.


   A majority of the members shall constitute a quorum of the Audit Committee for the transaction of its business.


                                      A-3
PAGE

   The Treasurer will have an independent reporting relationship and accountability to the Audit Committee and serve as a liaison between the Fund and the Audit Committee.


   The Secretary shall give notice of and shall customarily attend all meetings of the Audit Committee. The Chairman of the Audit Committee may invite other Fund officers to participate in Audit Committee meetings. The Audit Committee may, at its discretion, meet in executive session without the presence of Fund officers.


   REPORTING


   At the close of the Fund's fiscal year, the Chairman of the Audit Committee shall report to the Board of Directors/Trustees on the results of its reviews and make such recommendations as deemed appropriate and at such other times as the Board of Directors/Trustees requests or as the Audit Committee deems appropriate. The Committee will keep minutes of its meetings and will make such minutes available as requested to the full Board for its review.


   ANNUAL CHARTER REVIEW


   The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any changes as may be deemed necessary to the full Board of Directors/Trustees. With respect to any subsequent changes to the composition of the Audit Committee of a NYSE listed Fund, and otherwise approximately once each year, a NYSE listed Fund will submit to the NYSE the NYSE's Written Affirmation in accordance in Section 303.02 of the NYSE Listed Company Manual.


   Approved by Audit Committees May 10, 2000
   Adopted by Boards of Directors/Trustees May 17, 2000
   Amended by Audit Committees February 09, 2001
   Adopted by Boards of Directors/Trustees February 23, 2001








                                                               TLTEA PROXY 07/01

                                      A-4




PAGE



               TEMPLETON EMERGING MARKETS APPRECIATION FUND, INC.
                ANNUAL MEETING OF SHAREHOLDERS - AUGUST 30, 2001

The undersigned hereby revokes all previous proxies for his/her shares and appoints BARBARA J. GREEN, SAMUEL J. FORESTER, JR. and BRUCE S. ROSENBERG, and each of them, proxies of the undersigned with full power of substitution to vote all shares of Templeton Emerging Markets Appreciation Fund, Inc. (the" Fund") that the undersigned is entitled to vote at the Fund's Annual Meeting to be held at 500 East Broward Blvd., 12th Floor, Ft. Lauderdale, Florida at 2:00 p.m., Eastern time, on the 30th day of August 2001, including any adjournments thereof, upon the matters set forth below and instructs them to vote upon any matters that may properly be acted upon at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE
VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR PROPOSAL 1 (INCLUDING ALL NOMINEES FOR DIRECTORS) AND AGAINST PROPOSAL 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN ACCORDANCE WITH THE VIEWS OF MANAGEMENT.

                 (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

                              FOLD AND DETACH HERE

                                               Please mark your ballot as
                                               indicated in this example  [X]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1.

Proposal 1 - Election of Directors.

     FOR all nominees               WITHHOLD          Nominees: 01 Harris J. Ashton, 02 Nicholas F. Brady,
    listed (except as              AUTHORITY          03 Frank J. Crothers and 04 S. Joseph Fortunato
   marked to the right)         to vote for all
                                nominees listed

         [ ]                         [ ]              TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                                                      NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE
                                                      BELOW.

                                                      ------------------------------------------------------------


Proposal 2 - Shareholder proposal requesting that the Board of Directors take action to ensure that Fund shares trade at less than 5% discount to net asset value.


                     FOR               AGAINST             ABSTAIN

                     [ ]                 [  ]               [  ]




I PLAN TO ATTEND THE MEETING.             YES      NO
                                          [ ]      [ ]


SIGNATURE(S):                                              DATED       , 2001
             ---------------------------------------------      -------

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SIGNING FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

                              FOLD AND DETACH HERE